Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-74418, 33-86108, 333-39653, 333-37163, 333-71539, 333-58016, 333-111477, 333-119125, 333-119126 and 333-145685) and Form S-3 (File No. 333-124235) of American Superconductor Corporation of our report dated May 29, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA

May 29, 2008